AMENDMENT NO. 1 TO THE QUEST DIAGNOSTICS PROFIT SHARING PLAN (as amended and restated effective September 14, 2023) The Quest Diagnostics Profit Sharing Plan, as presently maintained under an amendment and restatement effective as of September 14, 2023 (the "Plan"), is hereby amended, effective as of January 1, 2025 (unless a different effective date is indicated), in the following respects: 1. Section 3.l(b)(l), "Catch-Up Contributions", is amended by inserting the following at the end thereof: "The "adjusted dollar amount" as defined in Code Section 414(v) shall apply as soon as administratively practicable on or after January 1, 2025." 2. Section 3.l(c)(3), "Excess Regular Contributions", will be amended by inserting the following at the end thereof: "''The "adjusted dollar amount" as defined in Code Section 414(v) shall apply as soon as administratively practicable on or after January 1, 2025." 3. Section 3.4(a), Rollover Contributions, is amended and restated to provide: "(a) By making an Appropriate Request, a Rollover Eligible Participant may request to make a rollover contribution to the Plan from the type of plans described in subsection (b) below. For this purpose, a "Rollover Eligible Participant" means any Eligible Employee (regardless of whether he has satisfied the initial eligibility requirements of Section 2.1 ), a Participant, or an individual who is no longer a Participant because he or she has received a distribution from the Plan of his or her entire Accowit." 4. Section 3.4(c), Rollover Contributions, is amended and restated to provide: "(c) The Department may require a Rollover Eligible Participant (as defined in Section 3.4(a)) requesting to make a rollover contribution to provide whatever documentation and/or certifications the Department deems necessary to reasonably conclude that the rollover contribution satisfies the applicable requirements." 5. Section 6. l(d), Loans to Participants, is amended by replacing the phrase "ten (10) years" with "thirty (30) years". 6. Effective November 12, 2024, Article VI. Loans and Withdrawals, is amended by inserting the following new Sections 6.8 and 6.9 immediately following Section 6.6, Coronavirus-Related Distributions and Loan Relief: "Section 6.8 Emergence Personal Expense Distributions. Upon making an Appropriate Request, a Participant may request an "emergency personal expense 3 I 4583288v.3 Exhibit 10.11 distribution" within the meaning of Code Section 72(t)(2)(I) subject to any requirements and/or limitations provided therein or other applicable guidance. Section 6.9 Domestic Abuse Victim Distributions. Upon making an Appropriate Request, a Participant may request a "domestic abuse victim distribution" within the meaning of Code Section 72(t)(2)(K) subject to any requirements and/or limitations provided therein or other applicable guidance." As evidence of its adoption of this Amendment, the Quest Diagnostics Clinical Laboratories, Inc. has caused this Amendment to be executed by its authorized officer on 2024. QUEST DIAGNOSTICS CLINICAL LABORATORIES, INC. BY: ef-eit led V14 d(e4Atry 2 314583288v3